Exhibit 99.1

Pioneer Power Announces Financial Results for First Quarter 2025

Revenue Growth of 103% to $6.7 million

Reaffirms Full-Year 2025 Revenue Guidance of $27 million to $29 Million

Management to Host Conference Call at 4:30 pm ET on Monday, May 19, 2025

FORT LEE, N.J., May 15, 2025 /BusinessWire/ — Pioneer Power Solutions, Inc. (Nasdaq: PPSI) (“Pioneer” or the “Company”), a leader in the design, manufacture, service and integration of distributed energy resources, power generation equipment and mobile electric vehicle (“EV”) charging solutions, today announced its final financial results for the first quarter ended March 31, 2025.

The Company also announced that management is reaffirming revenue guidance for the full year 2025 of $27 to $29 million, which represents year-over-year growth of approximately 20%.

Q1 2025 Financial Highlights

●	Revenue was $6.7 million, compared to $3.3 million for the same quarter in 2024, an increase of $3.4 million, or 103%.

●	Gross profit was $0.1 million, or a gross margin of 2.2%, as compared to $0.5 million, or a gross margin of 16.1%, for the same quarter in 2024.

●	Operating loss from continuing operations was $(2.3) million, as compared to $(1.7) million for the same quarter in 2024, a year-over-year increase of $0.6 million.

●	Non–GAAP operating loss* from continuing operations, which excludes corporate overhead expenses, research and development expenses and non-recurring professional fees, was $(1.0) million, as compared to $(0.3) million for the same quarter in 2024.

●	Net loss was $(0.9) million, inclusive of income from discontinued operations of $1.1 million, as compared to a net loss of $(1.0) million, inclusive of income from discontinued operations of $0.6 million, in the year ago quarter.

*A reconciliation between GAAP and non-GAAP measures is provided below. The non-GAAP measures should not be considered an alternative to GAAP measures as an indicator of the Company’s operating performance.

Nathan Mazurek, Chairman and CEO of Pioneer, commented, “We are off to a strong start in 2025 with revenue more than doubling in the first quarter compared to the same period last year. This growth reflects continued robust demand for our on-site power solutions, particularly our e-Boost mobile charging platform, and underscores the significant opportunities we have to scale our business.

“While gross profit and margin declined in the quarter, this was primarily driven by the completion of a few initial lower-margin units that are part of a much larger order. The first units in the order carried higher costs due to the early stage of production as we focused on optimizing our build process and improving manufacturing efficiency. We expect gross profit and margins to improve as we move through the production cycle and benefit from increased scale.”

“Importantly, rising demand for on-site power and mobile off-grid charging solutions for commercial fleets with increasing investment in clean energy infrastructure, are driving strong momentum in the markets we serve. To meet this demand, we are expanding our product line to serve not only our commercial and industrial customers but also the high-end residential and light commercial segments. With favorable market conditions and a differentiated offering, we are confident in our ability to continue to grow and deliver long-term value. Overall, we remain confident in our outlook and our ability to capitalize on the strong demand for reliable, mobile and sustainable power solutions.”

First Quarter 2025 Financial Results

Revenue

Revenue for the three months ended March 31, 2025, was $6.7 million, an increase of 103%, as compared to $3.3 million during the first quarter of last year primarily due to an increase in sales and rentals of the Company’s suite of mobile EV charging solutions, e-Boost.

Gross Profit/Margin

Gross profit for the first quarter of 2025 was $0.1 million, or a 2.2% gross margin, compared to gross profit of $0.5 million, or a 16.1% gross margin, for the same period in 2024. The decrease in gross profit and margin was primarily attributable to a large contract with one customer in our Pioneer eMobility business, which generated lower margins on the initial units due to higher costs incurred during the early stages of production as we refined our manufacturing processes and optimized build efficiency.

Operating Loss from Continuing Operations

For the three months ended March 31, 2025, operating loss from continuing operations was $(2.3) million as compared to $(1.7) million during the first quarter of 2024. The increase in operating loss from continuing operations of $0.6 million, or 35.9%, is primarily due to the decrease in our gross profit and an increase in selling, general and administrative expense.

Net Loss from Continuing Operations

The Company’s net loss from continuing operations was $(2.1) million for the three months ended March 31, 2025, as compared to $(1.7) million during the three months ended March 31, 2024, an increase of $0.4 million, or 25.4%.

Net Loss

Net loss was $(0.9) million, inclusive of income from discontinued operations of $1.1 million, as compared to a net loss of $(1.0) million, inclusive of income from discontinued operations of $0.6 million, in the first quarter of last year.

Balance Sheet

As of March 31, 2025, the Company had $25.8 million of cash on hand and working capital of $26.2 million, compared to $41.6 million of cash on hand and working capital of $26.7 million as of December 31, 2024. The decrease in cash on hand is primarily due the payment of a one-time special cash dividend of an aggregate of $16.7 million on January 7, 2025. The Company had no bank debt as of March 31, 2025.

2025 Outlook

Management reiterates its expectation for revenue of $27 million to $29 million for the full year of 2025. The revenue projection for 2025 assumes no contribution from Pioneer’s new HOMe-Boost solution.

The foregoing projected outlook constitutes forward-looking information and is intended to provide information about management’s current expectations for the Company’s 2025 fiscal year. Although considered reasonable as of the date hereof, this outlook, and the underlying assumptions may prove to be inaccurate. Accordingly, actual results could differ materially from the Company’s expectations as set forth herein. See “Forward-Looking Statements.”

In preparing the above outlook, the Company assumed, among other things, (i) that the Company’s backlog orders will translate into revenue, (ii) that the Company will be able to satisfactorily complete and deliver all orders and (iii) the timely payment by customers for all billings. This section includes forward-looking statements. See “Forward-Looking Statements.”

Earnings Conference Call:

Management will host a conference call Monday, May 19, 2025, at 4:30 p.m. Eastern Time to discuss Pioneer’s 2025 first quarter financial results with the investment community.

Anyone interested in participating should call 1-877-407-0789 if calling within the United States or 1-201-689-8562 if calling internationally. When asked, please reference confirmation code 13753781.

A replay will be available until May 26, 2025, which can be accessed by dialing 1-844-512-2921 if calling within the United States or 1-412-317-6671 if calling internationally. Please use passcode 13753781 to access the replay.

The call will also be accompanied live by webcast over the Internet and accessible at https://viavid.webcasts.com/starthere.jsp?ei=1719095&tp_key=be07e99e69.

Non-GAAP Measures

In addition to disclosing financial results in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), this document references certain non-GAAP financial measures. The Company defines non-GAAP operating income (loss) from continuing operations as GAAP operating income (loss) from continuing operations excluding corporate overhead expenses, research and development expenses, and non-recurring professional fees. We believe these non-GAAP financial measures provide investors with useful supplemental information about our operating performance and enable comparison of financial trends and results between periods where certain items may vary, independent of business performance.

The Company’s management uses non-GAAP operating income (loss) from continuing operations (a) as a measure of operating performance, (b) for planning and forecasting in future periods, and (c) in communications with the Company’s board of directors concerning the Company’s financial performance. The Company’s presentation of this non-GAAP measure is not necessarily comparable to other similarly titled captions of other companies due to different methods of calculation and should not be used by investors as a substitute or alternative to any measure of financial performance calculated and presented in accordance with U.S. GAAP. Instead, management believes this non-GAAP measure should be used to supplement the Company’s financial measures derived in accordance with U.S. GAAP in order to provide a more complete understanding of the trends affecting the business.

Please refer to “Reconciliation of Non-GAAP Measures” in this document for a detailed explanation of the adjustments made to the comparable U.S. GAAP measures.

About Pioneer Power Solutions, Inc.

Pioneer Power Solutions, Inc. is a leader in the design, manufacture, integration, service of distributed energy resources, power generation equipment and mobile electric charging solutions for applications in the utility, industrial and commercial markets. To learn more about Pioneer, please visit its website at www.pioneerpowersolutions.com.

e-Boost is Pioneer’s portfolio of smart, mobile EV charging solutions. The Company has been aggressively marketing e-Boost to electric bus and truck manufacturers, fleet management companies, municipalities and EV infrastructure providers since its initial launch in November 2021.

Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of the federal securities laws. Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) the Company’s ability to successfully operate its business after the divestiture of its E-Bloc business, (ii) the Company’s ability to successfully increase its revenue and profit in the future, (iii) general economic conditions and their effect on demand for electrical equipment, (iv) the effects of fluctuations in the Company’s operating results, (v) the fact that many of the Company’s competitors are better established and have significantly greater resources than the Company, (vi) the Company’s dependence on two customers for a large portion of its business, (vii) the potential loss or departure of key personnel, (viii) unanticipated increases in raw material prices or disruptions in supply, (ix) the Company’s ability to realize revenue reported in the Company’s backlog, (x) future labor disputes, (xi) changes in government regulations, (xii) the liquidity and trading volume of the Company’s common stock, (xiii) an outbreak of disease, epidemic or pandemic, such as the global coronavirus pandemic, or fear of such an event, (xiv) risks associated with litigation and claims, which could impact our financial results and condition, and (xv) the Company’s ability to maintain compliance with the continued listing requirements of the Nasdaq Capital Market.

More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”), including the Company’s Annual and Quarterly Reports on Form 10-K and Form 10-Q, respectively. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact:

Brett Maas, Managing Partner

Hayden IR

(646) 536-7331

brett@haydenir.com

— Tables Follow —

PIONEER POWER SOLUTIONS, INC.

Condensed Consolidated Statements of Operations

(In thousands, except for share and per share amounts)

(Unaudited)

	For the Three Months Ended
	March 31,
	2025	2024
Revenues	$6,740	$3,315
Cost of goods sold	6,592	2,780
Gross profit	148	535
Operating expenses
Selling, general and administrative	2,414	2,050
Research and development	80	211
Total operating expenses	2,494	2,261
Operating loss from continuing operations	(2,346)	(1,726)
Interest income, net	247	31
Other income, net	23	40
Loss before income taxes	(2,076)	(1,655)
Income tax benefit	-	-
Net loss from continuing operations	(2,076)	(1,655)
Income from discontinued operations, net of income taxes	1,147	620
Net loss	$(929)	$(1,035)
Basic (loss) earnings per share:
Loss from continuing operations	$(0.19)	$(0.16)
Earnings from discontinued operations	0.10	0.06
Basic loss per share	$(0.09)	$(0.10)

Diluted (loss) earnings per share:
Loss from continuing operations	$(0.19)	$(0.16)
Earnings from discontinued operations	0.10	0.06
Diluted loss per share	$(0.09)	$(0.10)

Weighted average common shares outstanding:
Basic	11,120,266	10,112,310
Diluted	11,187,484	10,343,236

PIONEER POWER SOLUTIONS, INC.

Condensed Consolidated Balance Sheets

(In thousands, except for share amounts)

(Unaudited)

	March 31,	December 31,
	2025	2024

ASSETS
Current assets
Cash	$25,840	$41,622
Accounts receivable, net of allowance for credit losses of $14 and $13 as of March 31, 2025 and December 31, 2024, respectively	5,345	7,826
Inventories	6,456	6,068
Prepaid expenses and other current assets	985	1,141
Total current assets	38,626	56,657
Property and equipment, net	6,193	6,503
Operating lease right-of-use assets	472	530
Financing lease right-of-use assets	198	221
Investments	1,943	2,000
Other assets	44	40
Total assets	$47,476	$65,951

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$4,720	$4,543
Current portion of operating lease liabilities	223	244
Current portion of financing lease liabilities	107	109
Deferred revenue	1,146	991
Consideration due to buyer	2,200	3,347
Income taxes payable	4,079	4,079
Dividend payable	-	16,665
Total current liabilities	12,475	29,978
Operating lease liabilities, non-current portion	262	301
Financing lease liabilities, non-current portion	99	121
Other long-term liabilities	127	122
Total liabilities	12,963	30,522
Stockholders’ equity
Preferred stock, $0.001 par value, 5,000,000 shares authorized; none issued	-	-
Common stock, $0.001 par value, 30,000,000 shares authorized; 11,120,266 shares issued and outstanding on March 31, 2025, and December 31, 2024	11	11
Additional paid-in capital	35,431	35,418
Accumulated deficit	(929)	-
Total stockholders’ equity	34,513	35,429
Total liabilities and stockholders’ equity	$47,476	$65,951

PIONEER POWER SOLUTIONS, INC.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	For the Three Months Ended
	March 31,
	2025	2024
Operating activities
Net loss	$(929)	$(1,035)
Adjustments to reconcile net loss to net cash provided by/ (used in) operating activities:
Depreciation	258	122
Amortization of right-of-use financing leases	23	32
Amortization of right-of-use operating leases	58	179
Change in allowance for credit losses	2	49
Stock-based compensation	13	225
Loss attributable to equity method investee	57	-
Loss on disposal of property and equipment	29	-
Gain on change in consideration due to buyer	(1,147)	-
Changes in current operating assets and liabilities:
Accounts receivable	2,479	(2,235)
Inventories	32	(2,011)
Prepaid expenses and other assets	424	217
Accounts payable, accrued liabilities and other liabilities	103	(296)
Deferred revenue	155	2,989
Operating lease liabilities	(55)	(186)
Net cash provided by/ (used in) operating activities	1,502	(1,950)

Investing activities
Purchase of property and equipment	(595)	(213)
Net cash used in investing activities	(595)	(213)

Financing activities
Net proceeds from issuance of common stock	-	4,841
Payment of cash dividend	(16,665)	-
Principal repayments of financing leases	(24)	(33)
Net cash (used in)/ provided by financing activities	(16,689)	4,808

(Decrease) increase in cash	(15,782)	2,645
Cash
Cash, beginning of year	41,622	3,582
Cash, end of year	$25,840	$6,227

Supplemental cash flow information:
Interest paid	$-	$9
Non-cash investing and financing activities:
Transfer from property and equipment to inventory	(420)	-
Property and equipment obtained in exchange for accounts payable	74	-

PIONEER POWER SOLUTIONS, INC.

Reconciliation of Non-GAAP Measures

(In thousands)

(Unaudited)

	For the Three Months Ended
	March 31,
	2025	2024

GAAP operating loss from continuing operations	$(2,346)	$(1,725)
Corporate overhead expenses	1,184	1,165
Research and development expenses	80	211
Non-recurring professional fees	93	30
Non-GAAP operating loss from continuing operations	$(989)	$(319)